EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

Form S-8	No. 333-150943	Republic Services, Inc. 2007 Stock Incentive Plan

Form S-8	No. 333-156070	Republic Services, Inc. 2006 Incentive Stock Plan (f/k/a Allied Waste Industries, Inc. 2006 Incentive Stock Plan) and Republic Services, Inc. 2005 Non-Employee Director Equity Compensation Plan (f/k/a Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan)

Form S-8	No. 333-170174	Republic Services, Inc. Deferred Compensation Plan

Form S-8	No. 333-175879	Republic Services, Inc. Amended and Restated 2007 Stock Incentive Plan

Form S-8	No. 333-221582	Republic Services, Inc. Deferred Compensation Plan

Form S-8	No. 333-228002	Republic Services, Inc. 2018 Employee Stock Purchase Plan

Form S-8	No. 333-249990	Republic Services, Inc. 2021 Stock Incentive Plan

Form S-3	No. 333-286741	2025 Registration Statement
of our reports dated February 17, 2026, with respect to the consolidated financial statements of Republic Services, Inc. and the effectiveness of internal control over financial reporting of Republic Services, Inc., included in this Annual Report (Form 10-K) of Republic Services, Inc. for the year ended December 31, 2025.
/s/ Ernst & Young LLP
Phoenix, Arizona
February 17, 2026